Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 6, 2018 relating to the financial statements, which appears in Biohaven Pharmaceutical Holding Company Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2017.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 3, 2018